                                                                   Exhibit 99.2

[JLG logo]                                                        PRESS RELEASE
JLG INDUSTRIES, INC.                                      FOR IMMEDIATE RELEASE
1 JLG Drive
McConnellsburg, PA 17233-9533                            CONTACT:  JUNA ROWLAND
Telephone (717) 485-5161              DIRECTOR - CORPORATE & INVESTOR RELATIONS
Fax (717) 485-6417                                   (240) 313-1816, IR@JLG.COM
www.jlg.com

               JLG CONTINUES TO IMPROVE CASH FLOW AND REDUCE DEBT
                       COMPANY CONTINUES MANAGING FOR CASH

         MCCONNELLSBURG, PA, FEBRUARY 22, 2002 - JLG Industries, Inc. (NYSE:
JLG) today announced results for the fiscal second quarter ended January 31, 2002, with consolidated revenues of $156 million and diluted earnings per share of $.03 compared to last year's record revenues of $230 million and diluted earnings per share of $.12. Despite the current economic environment, free cash flow was $29 million, an improvement of $106 million over last year's use of cash in the second quarter. Debt was reduced an additional $36 million in the quarter resulting in debt-to-total capitalization of 46 percent compared with 49 percent at the end of the previous quarter and 53 percent at the end of fiscal 2001. During the quarter, the Company determined that certain volume-related customer incentives would not be achieved and that it would not be making a discretionary profit sharing contribution. These changes in estimates resulted in a $.11 benefit to diluted earnings per share during the quarter.

         Year-to-date, sales were $313 million, also down 32 percent from last year's record first half. Despite this decline, earnings per share remain positive at $.09 versus $.42 last year. Cash flow was a strong $86 million compared to a use of cash of $133 million last year reflecting a $97 million reduction in trade working capital. Since the beginning of the year, total debt has been reduced by $93 million.

       "Our strong improvement in cash flow, additional de-leveraging and continued profitability is the result of our successful strategy for managing through this economic downturn," stated Bill Lasky, Chairman of the Board, President and Chief Executive Officer. "As we enter the second half of our fiscal year, we are executing our fiscal 2002 initiatives to prepare JLG for the rebound of the North American and European markets and further strengthening our leadership position. Major near-term objectives include further optimizing our manufacturing capacity and bringing value engineering concepts to the design of common platforms. Maintaining strong brand equity for our products with renewed emphasis on global supply chain management, distribution and infrastructure also will enhance our industry and technology leadership as we embrace new growth opportunities and prepare for the economic rebound. My confident outlook is buoyed by pride in our super team of employees who made this quarter a success under adverse conditions and who understood the economic challenges that led to our elimination of this year's profit sharing contribution."

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JLG Industries, Inc. - page 2



SECOND QUARTER FINANCIAL SUMMARY

o North American revenues were $115 million, down 33 percent compared to last year, and up 4 percent when compared to the fiscal 2002 first quarter.

o European revenues were $34 million, down 32 percent from the prior-year quarter, and off 13 percent sequentially.

o Telehandler sales were $19 million, up 12 percent year-on-year, and up substantially by 32 percent on a sequential quarter basis.

o     Sales of new products represented 27 percent of total sales.

o Selling, administrative and product development expenses were reduced 31 percent year-on-year (16 percent sequentially).

o     Trade working capital was reduced $40 million from the first quarter.

o Continued investment in innovative new products including the acquisition of the European telehandler product family.

FISCAL YEAR FIRST HALF FINANCIAL SUMMARY

o Free cash flow was $86 million, an improvement of $219 million over last year's use of cash in the first six months.

o North American revenues were $226 million, down 37 percent compared to last year's record first half.

o European revenues were $73 million, down 15 percent from the prior-year's first half.

o     Trade working capital was reduced by $97 million year-to-date.

o     Debt was reduced by $93 million from July 31, 2001.

FINANCIAL OVERVIEW

      Jim Woodward, Senior Vice President and Chief Financial Officer said, "Consistent with our focus on the balance sheet, free cash flow was strong at $29 million compared with a use of cash of $77 million last year. Debt was reduced by an additional $36 million in the quarter and $93 million since the beginning of the current fiscal year. Including off-balance sheet financing of accounts receivable and various production equipment and rental fleet leases, debt-to-total capitalization was reduced to 46 percent from 49 percent for the first quarter, and from 53 percent at last fiscal year-end. Trade working capital was reduced by $40 million in the second quarter and by $97 million since the beginning of fiscal 2002.

      "Manufacturing margins at 15.7 percent compared to 18.0 percent a year ago were adversely impacted by extended plant shutdowns to adjust inventory. During the quarter all manufacturing facilities were shut down for nearly half of the available production days. On a year-on-year comparative basis, production hours during the second quarter were down 69 percent for boom lifts, 83 percent for scissor lifts, 42 percent for telehandlers, and 43

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

JLG Industries, Inc. - page 3


percent for excavators. As a result, finished goods inventory was reduced by $30 million with total ending inventory, at $150 million, being reduced by $33 million on a sequential quarter basis. Operating margin was 3.3 percent compared with 5.1 percent last year, primarily reflecting the sales decline offset in part by a 26 percent reduction in selling, administrative and product development expenses, excluding the change relating to the profit sharing contribution, and the elimination of goodwill amortization. As an early adopter of SFAS No. 142 `Goodwill and Other Intangible Assets,' we performed the initial testing which preliminarily indicated a range of goodwill impairment depending on valuation methodologies. We will finalize the measurement of and record the impairment by the end of our fiscal year with no effect on cash, consistent with the SFAS guidelines.

      "From the outset of the year, we had expected the first half of fiscal 2002 to be extremely challenging, and the second quarter proved to be no exception. Since January 2001, through our productivity improvements, focus on core activities and movement of production to the new Belgium plant, we have reduced JLG's workforce by 1,275 people, or almost 33 percent. And, the closure of the Orrville, Ohio facility announced today in a separate release will result in a net reduction of approximately 90 more people over the course of the next eight months and an estimated $7.7 million one-time pre-tax charge during the third quarter with a payback period of slightly over one year. Ongoing rationalization efforts are expected to further reduce our cost structure and enhance JLG's industry-leading position. We will continue to evaluate and to address production needs as we monitor the business environment.

      "Additionally, we have changed our manufacturing model to correlate production more closely with customer orders, thereby reducing our inventory requirements. Should the economy remain relatively stable, we expect revenues during the second half of this fiscal year to be comparatively equal to last year's period. Combined with the successful reduction in our finished goods inventory during the first half, we expect to recall approximately 310 people during the third quarter to support second half requirements."

OUTLOOK

         Commenting on the outlook, Bill Lasky stated, "As we position JLG for future growth, innovative new products will provide our end-users with the necessary tools to perform their jobs safely and productively. Exciting new products like the 135-foot high-reach boom lift and additional accessory packages in our "Workstation in the Sky"TM series will further enhance our product portfolio. Many other exciting new aerial work platform and material handler products are being introduced and will be on display at the CONEXPO-CON/AGG 2002 trade show to be held in Las Vegas, Nevada in March. Additionally, we recently announced our entry into the European telehandler market with the introduction of our new European telehandler family to be produced at

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

JLG Industries, Inc. - page 4


our Maasmechelen, Belgium facility. This is a market segment in which JLG has not previously engaged and we expect incremental sales from this product group to significantly contribute to future growth and profitability.

         "We remain profitable and continue to generate significant cash flow in a very challenging economic environment. We are committed to our stated strategic initiatives and we will continue managing for cash. As we realign the organization and rationalize capacity, we will continue to benefit from ongoing cost savings.

         "We reiterate a strong positive cash flow forecast for the full year in the range of $125 to $150 million through a continued focus on free cash flow and inventory reductions. Visibility for spring season orders is improving as customers reassess their needs in anticipation of economic recovery. Therefore, assuming stability in the economy, we expect our sales for the balance of the year to be relatively flat, year-on-year, and earnings per share, for the full year in a range of $0.65 to $0.75, excluding one-time charges and goodwill impairment."

CONFERENCE CALL

      The Company will host a conference call on Monday, February 25, 2002 at 9:30 a.m. Eastern Time. Dial-in number is (800) 289-0529, access code: 792435 or via the Internet at www.jlg.com under the Investors section. An accompanying slide presentation will also be available via the Internet at www.jlg.com. Please dial into the conference 10 minutes prior to the start. A recording of this conference call will be available at (888) 203-1112 access code 792435 until midnight on March 15, 2002.

ABOUT JLG

      JLG Industries, Inc. is the world's leading producer of mobile aerial work platforms and a leading producer of variable-reach material handlers and telescopic hydraulic excavators marketed under the JLG and Gradall trademarks. Sales are made principally to rental companies and distributors that rent and sell the Company's products to a diverse customer base, which include users in the industrial, commercial, institutional and construction markets. JLG's manufacturing facilities are located in the United States and Belgium, with sales and service locations on six continents.

      This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, including but not limited to those relating to financial projections and future financial performance, cost-cutting and manufacturing improvement efforts, future market conditions and trends, the growth of the Company's businesses, product demand, the introduction of new products, and the opening of new facilities. The forward-looking statements in this announcement may involve certain risks and uncertainties, which could cause actual results to differ materially, including cyclical demand, a consolidating customer base, competition, continued innovation, product liability, availability of product components, and other risks, as detailed in the Company's SEC reports, including the report on Form 10-Q for the quarter ended October 31, 2001.

                    For more information, visit www.jlg.com.

                                 (Tables follow)

JLG Industries, Inc. - page 5


                              JLG INDUSTRIES, INC.
                 CONSOLIDATED SELECTED SUPPLEMENTAL INFORMATION
                                 (in thousands)
                                   (unaudited)

                                                           Three Months Ended                   Six Months Ended
                                                               January 31,                         January 31,
SEGMENT INFORMATION                                       2002             2001              2002               2001
                                                          ----             ----              ----               ----
External revenues:
   Machinery                                           $ 127,791         $ 191,600         $ 260,121         $ 401,293
   Equipment services                                     28,561            38,493            52,393            61,510
                                                       ---------         ---------         ---------         ---------
                                                       $ 156,352         $ 230,093         $ 312,514         $ 462,803
                                                       =========         =========         =========         =========

Segment profit (loss):
   Machinery                                           $   3,378         $  16,766         $   7,807         $  46,057
   Equipment services                                      7,621             4,540            16,444            12,322
   General corporate expenses                             (5,889)           (9,549)          (12,189)          (21,443)
                                                       ---------         ---------         ---------         ---------
                                                       $   5,110         $  11,757         $  12,062         $  36,936
                                                       =========         =========         =========         =========

PRODUCT GROUP REVENUES
   Aerial work platforms                               $  94,559         $ 158,907         $ 200,218         $ 336,234
   Material handlers                                      18,624            16,623            32,728            36,991
   Excavators                                             14,608            16,070            27,175            28,068
   Financing and leasing activities and
      after-sales service and support,
      including parts sales, equipment rentals,
      used equipment sales and reconditioned
      equipment                                           28,561            38,493            52,393            61,510
                                                       ---------         ---------         ---------         ---------
                                                       $ 156,352         $ 230,093         $ 312,514         $ 462,803
                                                       =========         =========         =========         =========

GEOGRAPHIC REVENUES
   United States                                       $ 112,643         $ 168,801         $ 220,065         $ 351,906
   Europe                                                 33,923            49,869            73,009            85,922
   Other international                                     9,786            11,423            19,440            24,975
                                                       ---------         ---------         ---------         ---------
                                                       $ 156,352         $ 230,093         $ 312,514         $ 462,803
                                                       =========         =========         =========         =========

FREE CASH FLOW
   Cash flow from net income plus
        non-cash charges                               $   8,245         $  11,924         $  17,626         $  35,944
   Accounts receivable (1)                                37,296            13,474            80,730             1,374
   Inventory                                              33,308           (50,402)           39,920           (90,459)
   Finance receivables                                   (11,130)          (52,424)           (7,662)          (52,424)
   Other                                                 (36,558)           14,174           (38,419)          (11,754)
   Net purchases of PP&E                                  (3,297)           (1,838)           (6,497)           (4,695)
   Net change in equipment held for rental                  (845)            5,716           (10,143)            1,938
   Proceeds from sale of joint venture                      --                --                --               4,000
   Other off balance sheet debt (1)                        2,369           (17,561)           10,385           (17,275)
                                                       ---------         ---------         ---------         ---------
   Free cash flow                                      $  29,388         ($ 76,937)        $  85,940         ($133,351)
                                                       =========         =========         =========         =========


(1) Includes changes in accounts receivable securitization and other off-balance sheet debt.


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


JLG Industries, Inc. - page 6



                              JLG INDUSTRIES, INC.
                   CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                      (in thousands, except per share data)
                                   (unaudited)


                                                  Three Months Ended                  Six Months Ended
                                                      January 31,                        January 31,
                                                2002              2001              2002             2001
                                                ----              ----              ----             ----
Revenues
  Net sales                                  $ 150,369         $ 228,109         $ 300,575         $ 459,575
  Rentals                                        2,777             1,539             5,584             2,781
  Financial products                             3,206               445             6,355               447
                                             ---------         ---------         ---------         ---------
                                               156,352           230,093           312,514           462,803

Cost of sales                                  131,822           188,618           257,924           368,838
                                             ---------         ---------         ---------         ---------


Manufacturing profit                            24,530            41,475            54,590            93,965

Selling and administrative expenses             15,756            24,125            34,861            46,030
Product development expenses                     3,664             4,105             7,667             8,020
Goodwill amortization                             --               1,488              --               2,979
                                             ---------         ---------         ---------         ---------

Income from operations                           5,110            11,757            12,062            36,936

Other income (deductions):
  Interest expense                              (4,027)           (6,052)           (8,365)          (10,108)
  Miscellaneous, net                               909             2,053             1,826             1,576
                                             ---------         ---------         ---------         ---------

Income before taxes                              1,992             7,758             5,523            28,404

Income tax provision                               658             2,861             1,823            10,500
                                             ---------         ---------         ---------         ---------

Net income                                   $   1,334         $   4,897         $   3,700         $  17,904
                                             =========         =========         =========         =========

Earnings per common share                    $     .03         $     .12         $     .09         $     .42
                                             =========         =========         =========         =========
Earnings per common share -
  assuming dilution                          $     .03         $     .12         $     .09         $     .42
                                             =========         =========         =========         =========

Cash dividends per share                     $    .005         $     .01         $    .015         $     .02
                                             =========         =========         =========         =========

Weighted average shares outstanding             41,813            41,866            41,816            42,512
                                             =========         =========         =========         =========
Weighted average shares outstanding -
  assuming dilution                             42,399            42,572            42,409            43,023
                                             =========         =========         =========         =========


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



JLG Industries, Inc. - page 7



                              JLG INDUSTRIES, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                      (in thousands, except per share data)

                                                              January 31,         July 31,
                                                                  2002              2001
                                                              -----------        ---------
ASSETS                                                        (unaudited)
------
Current assets
   Cash and cash equivalents                                   $   3,572         $   9,254
   Accounts receivable (1)                                       142,300           189,913
   Finance receivables                                            18,753            16,760
   Inventories                                                   150,038           189,841
   Other current assets                                           20,043            18,787
                                                               ---------         ---------
      Total current assets                                       334,706           424,555
Property, plant and equipment                                     96,437            98,403
Equipment held for rental                                         27,533            20,002
Finance receivables, less current portion                        119,894           115,071
Goodwill                                                         140,164           140,164
Other assets                                                      24,333            27,394
                                                               ---------         ---------
                                                               $ 743,067         $ 825,589
                                                               =========         =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
   Short-term debt                                             $  23,011         $  22,193
   Accounts payable                                               53,759            76,723
   Accrued expenses                                               56,278            70,887
                                                               ---------         ---------
      Total current liabilities                                  133,048           169,803
Long-term debt, less current portion                             226,293           276,994
Accrued post-retirement benefits                                  24,338            23,757
Other long-term liabilities                                       10,075             9,601
Provisions for contingencies                                      12,066            11,993
Shareholders' equity
   Capital stock:
      Authorized shares:  100,000 at $.20 par value
      Outstanding shares:  42,131; fiscal 2001 - 42,144            8,426             8,429
      Additional paid-in capital                                  14,144            14,256
   Retained earnings                                             322,675           319,607
   Unearned compensation                                          (2,683)           (3,377)
   Accumulated other comprehensive income                         (5,315)           (5,474)
                                                               ---------         ---------
      Total shareholders' equity                                 337,247           333,441
                                                               ---------         ---------
                                                               $ 743,067         $ 825,589
                                                               =========         =========


(1) Net of accounts receivable securitization of $18,100 at January 31, 2002, and $50,600 at July 31, 2001.


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

JLG Industries, Inc. - page 8


                              JLG INDUSTRIES, INC.
                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                   (unaudited)

                                                                           Six Months Ended
                                                                              January 31
                                                                         2002             2001
                                                                         ----             ----
OPERATIONS
   Net income                                                         $   3,700         $  17,904
   Adjustments to reconcile net income to
   cash flow from operating activities:
     Gain from sale of joint venture                                       --              (1,008)
     Non-cash charges and credits:
       Depreciation and amortization                                     11,119            12,935
       Other                                                              3,552             6,238
     Changes in selected working capital items:
       Accounts receivable (1)                                           48,230            (8,502)
       Inventories                                                       39,920           (90,459)
       Other operating assets and liabilities                           (39,811)          (13,478)
     Changes in finance receivables                                      (7,662)          (52,424)
     Changes in other assets and liabilities                              1,392             1,724
                                                                      ---------         ---------
   Cash flow from operating activities                                   60,440          (127,070)
INVESTMENTS
   Net purchases of property, plant and equipment                        (6,497)           (4,695)
   Net change in equipment held for rental                              (10,143)            1,938
   Proceeds from sale of joint venture                                     --               4,000
                                                                      ---------         ---------
   Cash flow from investing activities                                  (16,640)            1,243
FINANCING
   Net increase in short-term debt                                          816            12,090
   Issuance of long-term debt                                           221,459           264,150
   Repayment of long-term debt                                         (272,157)         (137,597)
   Payment of dividends                                                    (631)             (860)
   Purchase of common stock                                                --             (22,201)
   Exercise of stock options and issuance of restricted awards              570                70
                                                                      ---------         ---------
   Cash flow from financing activities                                  (49,943)          115,652
CURRENCY ADJUSTMENTS
   Effect of exchange rate changes on cash                                  461              (477)
                                                                      ---------         ---------
CASH
   Net change in cash and cash equivalents                               (5,682)          (10,652)
   Beginning balance                                                      9,254            25,456
                                                                      ---------         ---------
   Ending balance                                                     $   3,572         $  14,804
                                                                      =========         =========

(1) Net of accounts receivable securitization of $18,100 at January 31, 2002 and $47,500 at January 31, 2001.

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